Exhibit 99.1

Reno, Nevada (January 20, 2020) – Lode-Star Mining Inc. (LSMG:OTCQB) (“LSMG” or the “Company”) announces filing of an independent Technical Report written in accordance with National Instrument 43-101 - Standards of Disclosure for Mineral Projects (NI 43 -101) on its property located in Goldfield, Nevada. Although not required for OTC listing, Lode-Star Mining has had this report prepared under NI 43-101 guidelines to provide a summary of the Goldfield Bonanza Project. This NI 43-101 is required documentation for future possible business transactions and listings on Canadian exchanges. The Technical Report titled “Technical Report on the Goldfield Bonanza Project Esmeralda County Nevada U.S.A.” dated January 15, 2020 has been prepared by Mr. Robert M. Hatch and is available for review on EDGAR (https://www.sec.gov/edgar/searchedgar/companysearch.html) and SEDAR (https://www.sedar.com/) under Lode-Star Mining’s issuer profile.

About Lode-Star Mining Inc.

Lode-Star Mining Inc., traded on the OTC Markets’ OTCQB marketplace under the symbol LSMG, is a U.S.-based junior-tier mining company focused on the exploration, development, and production of North American mineral assets.

LSMG is the operator of the Goldfield Bonanza property, acquired under an option for development on December 11, 2014 from Lode Star Gold, Inc., a private Nevada corporation. Please visit LSMG’s OTC Markets profile page for more information.

Contacts for Lode-Star Mining Inc.

Mark Walmesley
President
Lode-Star Mining Inc.
phone : (775) 234-5443
e-mail : info@lode-starming.com

Forward Looking Statements

This news release may contain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause LSMG’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward looking statements. Forward-looking statements reflect LSMG’s current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, investors should not place undue reliance on these forward-looking statements. Except as required by law, LSMG assumes no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.